UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 30, 2006

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Cell Therapeutics, Inc. (the “Corporation”) entered into a second amendment (the “Amendment”), dated as of September 30, 2006, to the Step-Up Equity Financing Agreement by and between Société Générale and the Corporation, as amended (the “Agreement”). The Amendment extends the Agreement’s early termination date from September 30, 2006 to December 15, 2006 in the event that the Corporation and Société Générale shall not have received certain approvals from Italian regulatory authorities or otherwise deemed such approvals not required. There is no guarantee that any such approvals will be received.

The description of the terms of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Corporation knows of no material relationship between the Corporation or its affiliates and Société Générale other than in respect of the Amendment and the related Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

10.1	Amendment No. 2 to the Step-Up Equity Financing Agreement, dated as of September 30, 2006, by and between Cell Therapeutics, Inc. and Société Générale

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 5, 2006	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance & Administration

EXHIBIT INDEX

Exhibit Number
10.1	Amendment No. 2 to the Step-Up Equity Financing Agreement, dated as of September 30, 2006, by and between Cell Therapeutics, Inc. and Société Générale